
<ARTICLE> 9
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM MBNA
CORPORATIONS'S FORM 10-K FOR THE PERIOD ENDED DECEMBER 31, 1996 AND IS QUALIFIED
IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                         225,063
<INT-BEARING-DEPOSITS>                         621,614
<FED-FUNDS-SOLD>                               255,000
<TRADING-ASSETS>                                     0
<INVESTMENTS-HELD-FOR-SALE>                  1,719,730
<INVESTMENTS-CARRYING>                         598,320
<INVESTMENTS-MARKET>                           592,208
<LOANS>                                     10,129,052<F1>
<ALLOWANCE>                                    118,427
<TOTAL-ASSETS>                              17,035,342
<DEPOSITS>                                  10,151,686
<SHORT-TERM>                                   693,387
<LIABILITIES-OTHER>                            535,603
<LONG-TERM>                                  3,950,358
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        120
<COMMON>                                         3,341
<OTHER-SE>                                   1,700,847
<TOTAL-LIABILITIES-AND-EQUITY>              17,035,342
<INTEREST-LOAN>                              1,217,425<F1>
<INTEREST-INVEST>                              126,379
<INTEREST-OTHER>                                39,463
<INTEREST-TOTAL>                             1,383,267
<INTEREST-DEPOSIT>                             527,885
<INTEREST-EXPENSE>                             742,790
<INTEREST-INCOME-NET>                          640,477
<LOAN-LOSSES>                                  178,224
<SECURITIES-GAINS>                                   0
<EXPENSE-OTHER>                              1,572,551
<INCOME-PRETAX>                                731,294
<INCOME-PRE-EXTRAORDINARY>                     731,294
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   474,495<F2>
<EPS-PRIMARY>                                     1.33<F3>
<EPS-DILUTED>                                     1.32<F3>
<YIELD-ACTUAL>                                   11.91<F4>
<LOANS-NON>                                          0
<LOANS-PAST>                                   107,679<F5>
<LOANS-TROUBLED>                                     0
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                               104,886
<CHARGE-OFFS>                                  254,417
<RECOVERIES>                                    81,693
<ALLOWANCE-CLOSE>                              118,427
<ALLOWANCE-DOMESTIC>                                 0
<ALLOWANCE-FOREIGN>                                  0
<ALLOWANCE-UNALLOCATED>                              0

<F1>Includes Loans Held for Securitization.
<F2>Net income for the twelve months ended December 31, 1996, includes a $32.8 million tax benefit related to deductions for the amortization of Customer-based intangible assets acquired in connection with the 1991 initial public offering of the Corporation's Common Stock, and a charge of $32.8 million net of tax ($54.3 million pre-tax) related to the launch of the MBNA Platinum Plus Visa and Mastercard program.
<F3>EPS-Primary and EPS-Diluted have been restated to reflect the three-for-two split of the Corporation's Common Stock effected in the form of a dividend. In connection with this transaction, one additional share of common stock was issued on January 1, 1997, for every two shares of common stock held by stockholders of record as of the close of business on December 16, 1996.
<F4>On a fully taxable equivalent basis
<F5>Excludes Loans Held for Securization.

